UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2020

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7535 East Hampden Avenue, Ste. 400 Denver, Colorado 80231
(Address of principal executive offices) (Zip Code)

(844) 383-8689
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On August 10, 2020, the Company issued a press announcing details about its new clinic business, The Good Clinic™.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of the Company, under the Securities Act of 1933, or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events

The Company’s new clinic operations: “The Good Clinic™”

Over the last quarter the Company has been active in the development of its operating plans for its previously announced clinic business. The first location will be located in Minneapolis, Minnesota, and the plans are to expand nationwide after this initial site becomes operational. Management is working toward an opening in the 4th quarter, subject to license and regulatory approvals.

The Company formed a new, wholly-owned subsidiary, MyCare, LLC to hold the operations of its clinic business in January 2020. It subsequently discovered potential trademark conflicts with the use of that name and has decided to rename both the operating subsidiary and the business to “The Good Clinic”. The Company has received notice from the U.S. Patent and Trademark office approving this trademark, and the Company is assembling its marketing campaign using this trademarked name.

SBA Loan

During March 2020, in response to the COVID-19 crisis, the federal government announced plans to offer loans to small businesses in various forms, including the Payroll Protection Program, or "PPP", established as part of the Corona Virus Aid, Relief and Economic Security Act (“CARES Act”) and administered by the U.S. Small Business Administration. On April 18, 2020, the President and COO completed and submitted an application on behalf of the Company to Bank of America, NA (“Bank of America”) for a PPP loan, which was subsequently approved.  On April 25, 2020 the Company entered into an unsecured Promissory Note (the “Note”) with Bank of America for a loan in the original principal amount of $460,406, and the Company received the full amount of the loan proceeds on that same date.

On July 21, 2020, Bank of America notified the Company in writing that it should not have received $440,000 of the loan proceeds disbursed under the Note representing an amount for the refinancing of an Economic Injury Disaster Loan, which the Company did not receive.  Bank of America has required that the Company remit such funds back to Bank of America. The Company is currently working with Bank of America on a repayment plan.

During management's review of the loan application after the loan had been disbursed to the Company, it was determined that the information provided by its President and COO in the application was not representative of the Company’s situation. After consulting with legal counsel and conferring with the Board of Directors, the Board of Directors, in executive session, voted to remove the Company’s President and Chief Operating Officer (“COO”)  from its Board of Directors, and all operating roles due to the inaccuracy of the loan application. Subsequent to that decision, the President & COO submitted a resignation from all positions with the Company, which was accepted by the Board and management.

The former President and COO has retained counsel and has indicated the individual’s intent to file an administrative charge of discrimination in Colorado under certain provisions of the anti-discrimination laws of that state. Although no administrative charge has been filed as of this date, if an administrative charge is filed, the company will vigorously defend itself.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 10, 2020 announcing details about its new clinic business

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MITESCO, INC.

Date: August 10, 2020	By:	/s/ Lawrence Diamond
Lawrence Diamond
Chief Executive Officer and Interim Chief Financial Officer